SMITH BARNEY WORLD FUNDS, INC.

                              ARTICLES OF AMENDMENT

      Smith Barney World Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation that:

      FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Global Government Bond Portfolio as the Class A Common Stock, Class B Common Stock, Class O Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Inflation Management Fund of the Corporation.

      SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

      THIRD: These Articles of Amendment shall be effective as of 9:00 A.M., Eastern Time, on October 1, 2004.

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      IN WITNESS WHEREOF, Smith Barney World Funds, Inc. has caused these
Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of the 29th day of September, 2004.

      WITNESS:
                                           SMITH BARNEY WORLD FUNDS, INC.


      By: /s/Marc De Oliveira              By: /s/ R. Jay Gerken
          --------------------------       -------------------------------------
      Name: Marc De Oliveira               Name: R. Jay Gerken
      Office: Assistant Secretary          Office: President and Chief Executive
                                           Officer

      THE UNDERSIGNED, President and Chief Executive Officer of Smith Barney World Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /s/ R. Jay Gerken
                                           -------------------------------------
                                           Name: R. Jay Gerken
                                           Office: President and Chief Executive
                                           Officer